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                                                                    EXHIBIT 10.5

                              TAX REFUND AGREEMENT

         TAX REFUND AGREEMENT (this "Agreement") dated as of May 17, 2000 among ROME GROUP, INC., a Delaware corporation ("Parent"), RGCP ACQUISITION CORP., a Delaware corporation ("Sub"), CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation (the "Company"), CONNECTIVITY TECHNOLOGIES INC., a Delaware corporation ("CTI"), FLEET NATIONAL BANK, f/k/a BankBoston, N.A. ("Fleet") and BANK ONE, MICHIGAN f/k/a NBD Bank ("Bank One", and, together with Fleet, the "Lenders").

                              W I T N E S S E T H :

         WHEREAS, since May 1996 the Company has been a majority owned Subsidiary of CTI and a member of a consolidated group for Tax purposes of which CTI is the common parent (the "Consolidated Group"); and

         WHEREAS, the Company and the Lenders and Fleet, as agent, are parties to a Second Amended and Restated Revolving Credit Agreement dated as of January 1, 1999, as amended (the "Credit Agreement"); and

         WHEREAS, Parent, Sub, CTI and the Company have entered into an Agreement and Plan of Merger dated as of May 19, 2000 (the "Merger Agreement"), whereby Sub, a wholly-owned subsidiary of Parent, is to be merged with and into the Company, with the result that the Company, as the Surviving Corporation, will become a wholly-owned subsidiary of Parent (the "Merger"); and

         WHEREAS, CTI, as parent of the Consolidated Group, has the authority to file Tax Returns on behalf of the Consolidated Group with respect to Tax years ending on or before the effective date of the Merger and has informed the other parties to this Agreement of its belief that upon the filing of such Tax Returns refunds of Taxes paid on behalf of the Consolidated Group with respect to such Tax years ("Tax Refunds") will be due to the Consolidated Group; and

         WHEREAS, in connection with the consummation of the Merger the Lenders have agreed to certain settlement



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arrangements (the "Settlement") with respect to the repayment of the outstanding
Obligations under and as defined in the Credit Agreement, which include Parent's issuance and the Lenders' acceptances of Parent's promissory notes each in the principal amount of $500,000 substantially in the form of Exhibit A (the "Lender Notes"), subject inter alia to the right of the Lenders to participate in the proceeds of any Tax Refunds actually obtained in accordance with the terms of this Agreement; and

         WHEREAS, CTI shall be entitled to receive in the Merger (a) Parent's promissory note in the principal amount of $1,750,000 substantially in the form of Exhibit B (the "Merger Note") and (b) cash funds from the Surviving Corporation of $250,000, and Parent has agreed to provide the Merger Note and all or a portion of such cash funds to the extent that the Company, immediately prior to the Merger, does not have sufficient cash resources (the portion of such $250,000 which Parent provides, the "Parent Cash Portion"), subject inter alia to Parent's right to participate in the proceeds of any Tax Refunds actually obtained in accordance with the terms of this Agreement; and

         WHEREAS, pursuant to Section 7.1(f) of the Merger Agreement, it is a condition precedent to the respective obligations of Parent, Sub, CTI and the Company to effect the Merger that this Agreement shall have been executed and delivered by each of the parties hereto and that this Agreement shall be in full force and effect,

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

         1.       CERTAIN DEFINED TERMS.

         The terms defined in this Article 1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

         "Applications" as defined in Section 3.1.

         "Bank One" as defined in the first paragraph.



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         "Closing Date" the date upon which the effectiveness of the Merger occurs.

         "Company" as defined in the first paragraph.

         "Consolidated Group" as defined in the first Recital.

         "Credit Agreement" as defined in the second Recital.

         "CTI" as defined in the first paragraph.

         "CTI's Representative" as defined in Section 3.1.

         "Fleet" as defined in the first paragraph.

         "Lender Notes" as defined in the fifth Recital.

         "Lender Participations" as defined in Section 2.1.

         "Lenders" as defined in the first paragraph.

         "Lender's Representatives" as defined in Section 3.1.

         "Merger" as defined in the third Recital.

         "Merger Agreement" as defined in the third Recital.

         "Merger Note" as defined in the sixth Recital.

         "Parent" as defined in the first paragraph.

         "Parent Cash Portion" as defined in the sixth Recital.

         "Parent Participation" as defined in Section 2.1.

         "Parent's Representatives" as defined in Section 3.1.

         "Settlement" as defined in the fifth recital.

         "Sub" as defined in the first paragraph.

         "Surviving Corporation" the Company as the surviving corporation in the Merger as and from the effective time thereof.

         "Tax" or "Taxes" any federal, state, local or foreign net or gross income, franchise, profits, gross receipts,



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license, payroll, employment, excise, severance, stamp, capital stock, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any governmental authority or arising under any tax law (including by reason of several and/or transferee liability).

         "Tax Refund Note" as defined in Section 2.3.

         "Tax Refunds" as defined in the fourth Recital.

         "Tax Return" any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

         2.       TAX REFUND PARTICIPATIONS.

         2.1. Grant of Participations. In consideration of the Lenders' agreements recited above in the fifth Recital with respect to the Settlement and Parent's agreement recited above in the sixth Recital with respect to the Parent Cash Portion, CTI hereby grants to each of the Lenders (whose interests shall be equal) and Parent, respectively, participations in Tax Refunds receivable by CTI on behalf of the Consolidated Group (the "Lender Participations" and "Parent Participation", respectively), and agrees that any such Tax Refunds shall, when, as and if received, be allocated and payable, as follows:

         (a) First, until such time as the aggregate amount allocated and paid to Parent pursuant to this Section 2.1(a) equals 100% of the Parent Cash Portion, all such Tax Refunds shall be allocated and payable 50% to Parent and, subject to the limitation set forth in Section 2.1(b), 50% to the Lenders;

         (b) Second, until such time as the aggregate amount allocated and paid to the Lenders pursuant to Section 2.1(a) and this Section 2.1(b), when added to the aggregate amount of all other payments or prepayments of principal of the Lender Notes prior to the time of determination, equals



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the aggregate of the sum of $1,000,000, all such Tax Refunds shall be allocated and payable 100% to the Lenders;

         (c) Thereafter, all such Tax Refunds shall be allocated 100% to CTI, without any further right of participation therein on the part of Parent or the Lenders.

         Until such time as each of the Parent Participation and Lender Participation shall have been paid in full in cash, the equitable interest of CTI or any other member of the Consolidated Group in any such Tax Refunds receivable shall be subordinate in right to the prior payment in full in cash of the Parent Participation and Lender Participation, respectively. CTI agrees that it will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any rights to receive or interest in the Tax Refunds.

         2.2. Application of Lender Participations to Lender Notes. Each amount received in respect of a Lender Participation shall constitute an immediate and automatic prepayment of principal of the applicable Lender Note by CTI on behalf of Parent, and shall be so credited and applied by the applicable Lender upon receipt thereof as hereafter provided.

         2.3. Treatment of Lender Participations as Between CTI and Parent. As further consideration to CTI's grant of the Lender Participations and for the application thereof to prepayment of the Lender Notes, Parent hereby (a) acknowledges that each payment by CTI in respect of either Lender Participation shall be treated as a loan by CTI to Parent and (b) agrees to repay CTI the principal of each such loan plus interest thereon in accordance with this Section. Parent's repayment obligation in respect of each such loan shall be evidenced by Parent's promissory note payable to CTI in the principal amount thereof (each a "Tax Refund Note"). Each Tax Refund Note shall be in form substantially identical to the Merger Note except as to principal amount, date of issue (which shall be as hereafter provided), dates and amounts of principal installment payments and interest accrual and payment dates. Such dates of principal payment shall be due on the next scheduled installment payment date provided for in the Merger Note following the date of issuance of such Tax Refund Note, continue on each subsequent scheduled installment payment date so provided for and conclude with



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the maturity date of the Merger Note. The amount of each installment shall equal the quotient obtained by dividing the original principal amount of such Tax Refund Note by the number of installment payment dates called for in the sentence immediately preceding. Interest will accrue from the date the Lender receives the payment in respect of the Lender Participations which gives rise to such Tax Refund Note and will be due and payable monthly, in arrears, on the first business day of each calendar month, commencing with the month immediately following the month in which such payment is received by such Lender as aforesaid. In connection with the Merger Note and Tax Refund Notes the Lenders, CTI and Parent are executing and delivering, simultaneously with the execution and delivery of this Agreement, a Subordination Agreement of even date herewith. Notwithstanding the foregoing, no principal of or interest on any Tax Refund
Note shall be payable until such time as the outstanding principal amount of each Lender Note is less than or equal to $125,000.

         2.4. Receipts, Payments and Notices.

         (a) Upon receipt of any payment representing all or any portion of a Tax Refund, CTI will hold such payment in trust for the benefit of Parent and the Lenders according to their respective interests therein as provided for in
Section 2.1. CTI will (i) notify Parent and each of the Lenders in writing of the date and amount of such receipt not later than two (2) business days following the date of receipt of such payment and (ii) wire transfer to Parent and each Lender, in immediately available funds to the accounts set forth in
Schedule 2.4 (or such other accounts as Parent or the Lenders shall designate to CTI in writing from time to time, respectively), amounts equal to the respective interests in such payment evidenced by the unpaid portions of the Parent Participation and Lender Participations within four (4) business days after such date of receipt. Receipt by a Lender of such wire transfer shall constitute payment to such Lender in respect of the Lender Participation of such Lender. In making such payments, CTI shall be entitled to rely upon the most recent notifications received by it from the Lenders, respectively, pursuant to Section 2.4(b).

         (b) (i) CTI will notify Parent in writing of the date and amount of each payment or prepayment of principal made by it in respect of Lender Note, including each receipt of



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a payment made by CTI pursuant to Section 2.4(a), and (ii) upon the written request of CTI or Parent to Lenders, each Lender shall notify CTI and the Parent of the unpaid principal balance of its Lender Note after giving effect to any such payment or prepayment, within two business days following the date of its receipt of the request therefore. Such notification shall clearly indicate whether any given prepayment was by reason of a payment pursuant to Section 2.4(a).

         (c) Parent will (i) upon receipt of notice from the Lender pursuant to
Section 2.4(b)(ii), prepare, execute and deliver (by overnight courier) to CTI a Tax Refund Note, conforming to the terms of Section 2.3, with respect to each prepayment of a Lender Note by reason of the applicable Lender's receipt of a payment pursuant to Section 2.4(a) and (ii) deliver a copy of such Tax Refund Note to each Lender. In performing its obligations under this Section 2.4(c) Parent shall be entitled to rely upon such notification. Such Tax Refund Note shall be deemed issued as of the date of such Lender's receipt of payment recited in such notification and shall be dated such date by Parent.

         (d) CTI will notify Parent and each Lender of its receipt of each Tax Refund Note within three business days of such receipt.

         2.5. Tax Refund Escrow. CTI has received a Tax Refund of $582,848 which it has placed in an escrow account. On the date hereof, the proceeds of such Tax Refund, plus the earnings thereon, shall be released from escrow and disbursed in accordance with the terms of this Article 2.

         3.       PROCEDURES FOR PURSUIT OF TAX REFUNDS.

         3.1. Tax Representatives. CTI has employed Ernst & Young LLP ("CTI's Representative") to engage in the activities described herein with respect to pursuing Tax Refunds. Parent and each Lender shall designate to CTI and each other the persons or entities selected by each of them from time to time (who may be internally employed individuals or outside accountants or attorneys) to represent each of them in connection with such activities (respectively, "Parent's Representatives" and each "Lender's Representatives").



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         3.2. Applications. CTI has filed with the Internal Revenue Service a
Corporation Application for Tentative Refund on Form 1139, prepared by CTI's Representative, relating to a net operating loss carryback from the calendar year 1999 and CTI will cause CTI's Representative to prepare a second application for a Tax Refund which will refer to a larger net operating loss carryback from the calendar year 1999 than that reflected on the aforesaid Form 1139, and will file such second application with the Internal Revenue Service and thereby request an additional Tax Refund (such application together with any other applications for Tax Refunds, the "Applications").

         3.3. Pursuit of Applications. CTI shall, and shall cause CTI's Representative to, use all reasonable efforts to diligently and expeditiously pursue all proposed claims for Tax Refunds as set forth in the Applications, including causing all necessary Tax Returns and other materials to be filed, and complying with all inquiries and requests for additional information by the relevant taxing authorities. CTI shall permit Parent, each Lender, Parent's Representatives and each Lender's Representatives reasonable opportunity to consult with CTI and CTI's Representative concerning any proposed Tax Refund and give reasonable consideration to the recommendations of Parent's Representatives and each Lender's Representatives in connection therewith. CTI shall cause CTI's Representative to (a) inform Parent's Representatives and the each Lender's Representatives on a reasonably current basis of all significant developments in administrative or judicial proceedings relating to any claim for Tax Refund and
(b) provide Parent's Representatives and each Lender's Representatives copies of all materials filed with taxing authorities or otherwise submitted in connection therewith and all correspondence to and from such taxing authorities. As to issues concerning adverse determinations of taxing authorities, CTI shall give, and cause CTI's Representative to give, all due consideration to the comments and recommendations on whether to adjust, settle or appeal (administratively or judicially), but the parties agree that final authority in all decisions relating to any claim for Tax Refunds shall remain with CTI.

         3.4. Cooperation of Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, furnish all necessary Tax information to CTI's Representative for inclusion in all



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Tax Returns and other materials called for in Section 3.3 and shall cause the
Surviving Corporation's accounting personnel to provide such additional assistance to CTI's Representative as it may reasonably request in connection with the preparation of such Tax Returns and other materials and prosecution of the claims for Tax Refunds.

         4.   MISCELLANEOUS.

         4.1. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         4.2. Waiver. The parties hereto may waive compliance with any of the agreements contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         4.3. Entire Agreement. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

         4.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York without regard to principles thereof regarding choice of law.

         4.5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by telecopy:

                  (i)      if to CTI or the Company
                           (prior to the Closing Date) to:

                           Connectivity Technologies Inc.
                           c/o Hudson River Capital LLC



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                           667 Madison Avenue
                           25th Floor
                           New York, New York  10021
                           Att'n:  Herbert M. Friedman
                           Fax No.:  (212) 702-8775

                  (ii)     if to Parent, Sub or the
                           Surviving Corporation to:

                           Rome Group, Inc.
                           421 Ridge Street
                           Post Office Box 71
                           Rome, New York  13442-0071
                           Att'n:  David E. Harvey
                                       Chairman and Chief Executive Officer
                           Fax No.:  (315) 338-6709

                (iii)      if to Fleet to:

                           Fleet National Bank
                           100 Federal Street
                           Boston, Massachusetts  02110
                           Att'n:  Anthony D. Healey
                                       Vice President
                           Fax No.:  (617) 434-1508

                  (iv)     if to Bank One to:

                           Bank One, Michigan
                           1 Bank One Plaza - 17th Floor
                           Mail Code:  IL1-0631
                           Chicago, Illinois  60670-0631
                           Att'n:  Dennis Saletta
                                       First Vice President
                           Fax No.:  (312) 732-1775

or, in each case, at such other address as may be specified in writing to the other parties hereto.

                  All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the date of such delivery, (B) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (C) if by next-day



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or overnight mail or delivery, on the day delivered, (D) if by telecopy, on the next day following the day on which such telecopy was sent.

         4.6. Termination of Agreement. This Agreement shall terminate upon the earlier to occur of (a) the payment in full of the Parent Participation and each Lender Participation or (b) the delivery to Parent and each Lender of a letter of CTI's Representative addressed to each of Parent and each Lender representing that, in the reasonable judgment of CTI's Representative, all means for obtaining any further Tax Refunds have been exhausted.

         4.7. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         4.8. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         4.9. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, Recital or paragraph, such reference shall be to an Article, Section, Exhibit, Schedule, Recital or paragraph of or to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, the feminine and the neuter.

         4.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.



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         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

                                          PARENT:

                                          ROME GROUP, INC.

                                          By: /s/  David E. Harvey
                                             -----------------------------------
                                                   Name:   David E. Harvey
                                                   Title:  Chairman and Chief
                                                             Executive Officer

                                          SUB:

                                          RGCP ACQUISITION CORP.

                                          By: /s/  David E. Harvey
                                             -----------------------------------
                                                   Name:   David E. Harvey
                                                   Title:  Chairman and Chief
                                                             Executive Officer

                                          COMPANY:

                                          CONNECTIVITY PRODUCTS INCORPORATED

                                          By: /s/  James M. Hopkins
                                             -----------------------------------
                                                   Name:   James M. Hopkins
                                                   Title:  President and Chief
                                                             Executive Officer

                                          CTI:

                                          CONNECTIVITY TECHNOLOGIES INC.

                                          By: /s/  James M. Hopkins
                                             -----------------------------------
                                                   Name:   James M. Hopkins
                                                   Title:  President and Chief
                                                             Executive Officer



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                                          FLEET:

                                          FLEET NATIONAL BANK

                                          By: /s/  Anthony D. Healey
                                             -----------------------------------
                                                   Name:   Anthony D. Healey
                                                   Title:  Vice President

                                          BANK ONE:

                                          BANK ONE, MICHIGAN

                                          By: /s/  Dennis Saletta
                                             -----------------------------------
                                                   Name:   Dennis Saletta
                                                   Title:  First Vice President



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